Exhibit 10.65

FIRST AMENDMENT TO THE

PENSION PLAN OF

CONSTELLATION ENERGY GROUP, INC.

(Amended and Restated Effective January 31, 2012)

WHEREAS, Constellation Energy Group, Inc. (the “Company”) sponsors the Pension Plan of Constellation Energy Group, Inc. (Amended and Restated Effective as of January 31, 2012) (the “Plan”), which is intended to meet the requirements of the provisions of the Internal Revenue Code of 1986, (as amended) (the “Code”); and

WHEREAS, the Company intended to provide all employees who are eligible for severance benefits on or after June 1, 2003, under its Company-sponsored severance plan pension benefits based on their age and years of service at the end of their severance period, as set forth in Section 3.5 of the Plan; and;

WHEREAS, a new severance plan was established on September 19, 2008; and

WHEREAS, the Plan Administrator of the Plan, pursuant to the authority granted to her in Section 6.6(b) of the Plan, has consistently interpreted Section 3.5 to apply to participants eligible for severance under the new severance plan even though it wasn’t specifically referenced in the Plan; and

WHEREAS, pursuant to Section 9.1, the Chief Human Resources Officer may amend the Plan in ways that do not materially affect liabilities; and

WHEREAS, an actuarial determination has been made that the cost of providing such benefits to participants in the new severance plan is immaterial;

NOW, THEREFORE, BE IT RESOLVED, that for purposes of clarity, the Plan is hereby amended as follows, effective September 19, 2008, except where noted:

1.	By amending Section 3.5, Severance Plan Payments, to delete the phrase “Constellation Energy Group, Inc. Severance Plan” each time it occurs, and to insert in its place the term, “Severance Plan”.

2.	By replacing section A-46 Deleted with the following:

A-46 “Severance Plan” shall mean either of the Constellation Energy Group, Inc. Severance Plan or the Constellation Energy Group, Inc. Severance Plan for Constellation Energy Resources, LLC and Other Employees.

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IN WITNESS WHEREOF, this Amendment to the Plan was executed on this          day of March, 2012.

Mary L. Lauria
Chief Human Resources Officer